UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2023

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On June 19, 2023, LuxUrban Hotels Inc. (the “Company”, “we”, “our” or similar pronouns) entered into an agreement (the “June 2023 Letter Agreement”) with Greenle Partners LLC Series Alpha P.S. (“Greenle Alpha”) and Greenle Partners LLC Series Beta P.S. (“Greenle Beta” and, together with Greenle Alpha, “Greenle”), the holders of our senior secured convertible notes (the “Convertible Notes”). Pursuant to the June 2023 Letter Agreement, Greenle agreed to convert, within two trading days, the principal amount of each outstanding Convertible Note owned by Greenle Alpha and Greenle Beta and all accrued interest thereon and any other amounts payable thereunder, totaling approximately $2.6 million, into 1,528,975 shares of our common stock. Following such conversions, the Company shall have no remaining obligations under the terms of any of the Convertible Notes. Pursuant to the June 2023 Letter Agreement, the Company agreed to register the re-sales of the common stock underlying the previously issued and last remaining warrants owned by Greenle Alpha and Greenle Beta to purchase 1,000,000 shares of our common stock and 250,000 shares of our common stock, respectively, and reduce the exercise price of such warrants to $2.50 per share of common stock.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	June 2023 Letter Agreement
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2023	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
		Name:	Brian Ferdinand
		Title:	Chief Executive Officer and Chairman

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